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                                                              Exhibit 10(f)


                              WELLS FARGO & COMPANY
                           1990 EQUITY INCENTIVE PLAN



I.   PURPOSES OF THE PLAN

     This 1990 Equity Incentive Plan (the "Plan") is intended to promote the interests of Wells Fargo & Company (the "Corporation") and its subsidiaries by providing a method whereby employees of the Corporation and its subsidiaries who are largely responsible for the management, growth and success of the business may be offered incentives and rewards which will encourage them to continue in the employ of the Corporation or its subsidiaries.

II.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee or committees appointed by, and consisting of one or more members of, the Board of Directors of the Corporation (the "Board"). The Board may delegate the responsibility for administration of the Plan with respect to designated classes of optionees to different committees, subject to such limitations as the Board deems appropriate. The composition of any committee responsible for administration of the Plan with respect to optionees who are subject to trading restrictions of
Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to securities of the Corporation shall comply with the applicable requirements of Rule 16b-3 of the Securities and Exchange Commission. Members of a committee shall serve for such term as the Board may determine and shall be subject to removal by the Board at any time. Any committee appointed by the Board shall have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan and to adopt such rules and regulations as it may deem necessary. Decisions of a committee made within the discretion delegated to it by the Board shall be final and binding on all persons who have an interest in the Plan. With respect to any matter, the term "Committee" shall hereinafter refer to such committee as shall have been delegated authority with respect to such matter.

III. ELIGIBILITY FOR AWARDS

     Awards may be granted under the Plan to such key employees of the Corporation and its subsidiaries (including officers, whether or not they are directors) as the Committee shall from time to time select.


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IV.  STOCK SUBJECT TO THE PLAN

     (a) CLASS. The stock which is the subject of awards granted under the Plan shall be the Corporation's authorized but unissued common stock ("Common Stock"). In connection with the issuance of shares of Common Stock under the Plan, the Corporation may repurchase shares in the open market or otherwise.

     (b)  AGGREGATE AMOUNT

          (1) The total number of shares issuable under the Plan shall not exceed 2,500,000 shares (subject to adjustment under Section IV(d)). No limitation shall exist on the aggregate amount of cash payments the Corporation may make in connection with share rights pursuant to Section VII(b) or the surrender of options pursuant to Section VI(c).


          (2) If any outstanding option under the Plan expires or is terminated for any reason or is surrendered for cash pursuant to Section VI(c), then the Common Stock allocable to the unexercised or surrendered portion of such option shall not be charged against the limitation of Section IV(b)(1) and may again become the subject of subsequent awards granted under the Plan.

          (3) If (i) any outstanding share right under the Plan terminates for any reason prior to the issuance of the total number of shares subject to such share right, or (ii) any outstanding share right is paid in the form of cash in lieu of the issuance of Common Stock under the Plan, then the number of unissued shares of Common Stock under such share right shall not be charged against the limitation of Section IV(b)(1) and may again be made the subject of subsequent awards granted under the Plan.

     (c) ANNUAL LIMITATIONS ON GRANTS. The maximum number of shares for which options or share rights may be granted in any one calendar year shall not exceed 800,000 (subject to adjustment under Section IV(d)). For purposes of this
Section IV(c) an option or a share right shall be deemed to be granted for the maximum number of shares which could be issued thereunder; provided that, upon and following the occurrence, if any, of circumstances which, under the terms of the option or share right, reduce the number of shares which can be issued thereunder, (i) if such reduction occurs in the year of grant, the option or share right shall be deemed to be granted for such reduced number of shares and
(ii) if such reduction occurs after the year of grant, the maximum number of shares for which options or share rights may be granted in such subsequent year shall be increased by the amount of such reduction.

     (d) ADJUSTMENTS. In the event any change is made to the Common Stock subject to the Plan or subject to any outstanding award granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Corporation), then, unless such change results in the termination of all outstanding options, the Committee shall make appropriate adjustments to the maximum number of shares subject to the


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Plan, the maximum number of shares for which options or share rights may be granted in any one calendar year, the number of shares and price per share of stock subject to outstanding options, and the number of shares subject to share rights.

V.   FORM AND GRANT OF AWARDS

     The Committee shall have the authority to grant to eligible employees one or more awards under the Plan. An award shall be in the form of a stock option meeting the specifications of Section VI or a share right meeting the specifications of Section VII or a combination thereof, as the Committee shall determine.

VI.  STOCK OPTIONS

     Stock options granted under the Plan may be either incentive stock options ("Incentive Options") qualifying under Section 422A of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or nonstatutory options, and shall be appropriately designated. The options shall be evidenced by instruments in such form as the Committee may from time to time approve. Such instruments shall conform to the following terms and conditions:

     (a) OPTION PRICE. The option price per share shall be the fair market value of a share of Common Stock on the day the option is granted.


     (b)  NUMBER OF SHARES, TERM AND EXERCISE

          (1) Each option granted under the Plan shall be exercisable on such date or dates, during such period and for such number of shares as shall be determined by the Committee and set forth in the instrument evidencing such option. No option granted under the Plan, however, shall become exercisable during the first six months of the option term, except in the event of the optionee's death or disability; nor shall any option have an expiration date which is more than 10 years after the date of the option grant. Each option shall contain such other terms, conditions and restrictions, which may vary from grant to grant and may be modified by the Committee after the date of grant, as the Committee shall determine.

          (2) After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Corporation at any time prior to the termination of such option. Except as authorized by the Committee in accordance with Section VIII, the option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable upon exercise.


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          (3)  The option price shall be payable in full in cash; provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in cash and/or one or a combination of the following alternative forms:

                    (i)   a promissory note authorized pursuant to Section VIII;
                          or

                    (ii) full payment in shares of Common Stock valued as of the exercise date; or

                    (iii) by delivering a properly executed exercise notice
                          together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price.

     (c)  APPRECIATION DISTRIBUTION

          (1) An option may provide that the optionee is entitled to surrender the option, in whole or in part to the extent it is then exercisable, for an appreciation distribution by the Corporation in an amount equal to the difference between the fair market value, on the date of the surrender, of the Common Stock subject to the surrendered option (or the surrendered portion thereof) and the aggregate option price for such Common Stock. An option may contain such further restrictions on the right of surrender as the Committee shall determine, including such limitations as shall be necessary to comply with Rule 16b-3 of the Securities and Exchange Commission.

          (2) If the option is surrendered in whole or in part, the appreciation distribution to which the optionee is entitled shall be made in the form of Common Stock and cash in accordance with the percentages of each designated by the optionee on his or her surrender-notification form; provided, however, that the Committee may specify a minimum percentage of the distribution that must be made in whole shares of Common Stock.

     (d)  TERMINATION OF EMPLOYMENT

     The Committee shall determine and shall set forth in each option whether the option shall continue to be exercisable, and the terms and conditions of such exercise, if an optionee ceases to be employed by the Corporation or any of its subsidiaries.

     (e) INCENTIVE OPTIONS. Options granted under the Plan which are intended to be Incentive Options shall be subject to the following additional terms and conditions:

          (1) DOLLAR LIMITATION. To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be Incentive Options are exercisable for the first time by any individual


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during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or such greater amount as may be permitted under the Internal Revenue
Code), whether by reason of acceleration or otherwise, such options shall be treated as "nonstatutory" options. Such options shall be taken into account in the order in which they were granted.

          (2) 10% SHAREHOLDER. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (determined with application of the ownership attribution rules of Section 425(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, then the following special provisions shall be applicable to the option granted to such individual:

                    (i) The option price per share of the Common Stock subject to such Incentive Option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

                    (ii) The Option shall not have a term in excess of five (5) years from the date of grant.

          (3) PARENT; SUBSIDIARY. For purposes of this Section VI(e) "parent and subsidiary corporation" and "parent or subsidiary corporation" shall have the meaning attributed to those terms under Section 422A(b) of the Internal Revenue Code.

     (f)  WITHHOLDING

          (1) The Corporation's obligation to (i) deliver stock certificates upon the exercise of any option or (ii) pay cash or deliver stock certificates upon the surrender of any option shall be subject to the optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          (2) In the event that an optionee is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with exercise of an option, the Committee may, in its discretion and subject to such rules as it may adopt, permit the optionee to satisfy the obligation, in whole or in part, by delivering shares of Common Stock already held by the optionee or by making an irrevocable election that a portion of the total value of the shares of Common Stock subject to the option be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the option exercise transaction.



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          (3)  If the optionee is subject to the trading restrictions of Section
16(b) of the 1934 Act at the time of exercise of an option, any election under this Section VI(f) by such individual shall be made only in accordance with the applicable requirements of Rule 16b-3(e) of the Securities and Exchange Commission.

     (g) MODIFICATION OF OPTIONS. The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall, without the consent of the option holder, adversely affect the holder's rights thereunder.

VII. RESTRICTED SHARE RIGHTS

     (a) NATURE OF RIGHTS. Share rights granted under the Plan shall provide an employee with the restricted right to receive shares of Common Stock under the Plan. The right to receive shares (together with cash dividend equivalents if so determined by the Committee) pursuant to any share rights shall be subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise) as the Committee shall determine. However, in no event shall any share right entitle the holder to receive shares under the Plan free of all restrictions on transfer at any time prior to the expiration of two (2) years of service after the grant date of such share right except, if the Committee shall so determine, in the case of death, disability or retirement. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the employee) is to be received by the Corporation or its subsidiaries as a condition precedent to the issuance of shares pursuant to share rights. The terms, conditions and restrictions to which share rights are subject may vary from grant to grant.

     (b) FORM; CASH PAYMENTS. All share rights granted under the Plan shall be evidenced by instruments in such form as the Committee may from time to time approve. The Committee shall have the absolute discretion to incorporate into one or more of such instruments provisions for the payment of share rights partly in shares of Common Stock and partly in cash in accordance with the following terms and conditions:

          (1) The Committee may require that a designated percentage of the total value of the shares of Common Stock subject to the share rights held by one or more employees be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the federal and state income and employment tax withholding obligations that arise at the time the share rights become free of all restrictions under the Plan. The designated percentage shall be equal to the income and employment tax withholding rate in effect at the time under federal and applicable state law.

          (2) The Committee may provide one or more employees whose share rights are subject to the mandatory cash payment under clause (1) with an election to receive an


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      additional percentage of the total value of the Common Stock subject to their share rights in the form of a cash payment in lieu of the issuance of Common Stock. The additional percentage shall not exceed the difference between 50% and the designated percentage under clause (1). If any employee to whom an election under this clause (2) is granted is, at the time such election is to be exercised, considered an officer or director of the Corporation for purposes of Section 16(b) of the 1934 Act, or was such an officer or director at any time during the six-month period immediately preceding the date of the election and made any purchase or sale of Common Stock during such six-month period, then the exercise of his or her election under this clause (2) shall be made only in accordance with the applicable requirements of Rule 16b-3(e) of the Securities and Exchange Commission.

      (c) MODIFICATION OF RIGHTS. The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding share rights; provided, however, that (i) no such modification or waiver shall, without the consent of the holder of the share rights, adversely affect the holder's rights thereunder and (ii) no such modification or waiver shall reduce the service requirement specified in Section VII(a) to less than two (2) years, except in the event of the holder's death, disability or retirement.

VIII. LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

      In order to assist an employee (including an employee who is an officer or director of the Corporation) in the acquisition of shares of Common Stock pursuant to an award granted under the Plan, the Committee may authorize, at either the time of the grant of an award or the time of the acquisition of Common Stock pursuant to the award, (i) the extension of a loan to the employee by the Corporation, (ii) the payment by the employee of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Corporation of a loan obtained by the employee from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability which may be incurred in connection with the acquisition.

IX.   ASSIGNABILITY

      No option or share right granted under the Plan shall be assignable or transferable by the optionee other than by will or by the laws of descent and distribution, and during the lifetime of the optionee options granted under the Plan shall be exercisable only by the optionee.


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X.   VALUATION OF COMMON STOCK

          For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be its closing price, as quoted on the New York Stock Exchange Composite Tape, on the day immediately prior to the date in question. If there is no quotation available for such day, then the closing price on the next preceding day for which there does exist such a quotation shall be determinative of fair market value. If, however, the Committee determines that, as a result of circumstances existing on any date, the use of such price is not a reasonable method of determining fair market value on that date, the Committee may use such other method as, in its judgment, is reasonable.

XI.  EFFECTIVE DATE AND TERM OF PLAN

          (a) EFFECTIVE DATE. The Plan shall become effective on the date it is adopted by the Board, but no shares of Common Stock shall be issued under the Plan and no options granted under the Plan shall be exercisable before the Plan is approved by the holders of at least a majority of the Corporation's voting stock represented and voting at a duly-held meeting at which a quorum is present. If such shareholder approval is not obtained, then any options or share rights previously granted under the Plan shall terminate and no further options or share rights shall be granted. Subject to such limitation, the Committee may grant options and share rights under the Plan at any time after the adoption of the Plan by the Board and before the date fixed herein for termination of the Plan.

          (b) TERM. The Plan shall terminate on the tenth anniversary of the date of the Plan's adoption by the Board. Any option or share right outstanding under the Plan at the time of its termination shall continue to have full force and effect in accordance with the provisions set forth in the instruments evidencing such option or share right.

XII. AMENDMENT OR DISCONTINUANCE BY BOARD ACTION

     The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that, except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan which are intended to so qualify, such action shall not adversely affect rights and obligations with respect to options or share rights at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the Corporation's shareholders (i) change the number of shares of Common Stock which may be issued under the Plan (unless necessary to effect the adjustments required under Section IV(d)), (ii) modify the eligibility requirements for awards under the Plan or (iii) make any other change with respect to which the Board determines that shareholder approval is required by applicable law or regulatory standards.


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XIII. NO EMPLOYMENT OBLIGATION

      Nothing contained in the Plan (or in any option or share right granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Corporation or any affiliate or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation or an affiliate to reduce such employee's compensation from the rate in existence at the time of the granting of an option or share right or to terminate such employee's employment at any time, with or without cause, but nothing contained herein or in any option or share right shall affect any contractual rights of an employee pursuant to a written employment agreement.


XIV.  USE OF PROCEEDS

      The cash proceeds received by the Corporation from the issuance of shares pursuant to options or share rights under the Plan shall be used for general corporate purposes.

XV.   REGULATORY APPROVALS

      The implementation of the Plan, the granting of any option or share right under the Plan, and the issuance of Common Stock upon the exercise of any such option or lapse of restrictions on any such share right shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options or share rights granted under it or the Common Stock issued pursuant to it.

XVI. GOVERNING LAW

     To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of California.


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